UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2006

METRETEK TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19793 (Commission File Number)	84-11698358 (I.R.S Employer Identification No.)

303 East 17th Avenue, Suite 660, Denver, Colorado (Address of principal executive offices)	80203 (Zip code)
Registrant’s telephone number, including area code: (303) 785-8080
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On May 17, 2006, Metretek Technologies, Inc., a Delaware corporation (the “Company”), received a letter from the Securities and Exchange Commission (the “SEC”) notifying the Company that the SEC is conducting an informal, non-public inquiry regarding the Company. The inquiry requests the voluntary provision of a chronology of recent events relating to announcements made by the Company in February and March 2006 of orders received by the Company’s PowerSecure, Inc. subsidiary, which includes events that were the subject of the previously disclosed review by the National Association of Securities Dealers. The SEC has advised the Company that the inquiry should not be construed as an indication by the SEC that any violation of law has occurred, and should not be considered a reflection upon any person or entity. The Company intends to fully cooperate with the SEC’s inquiry.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METRETEK TECHNOLOGIES, INC.
By:	/s/ W. Phillip Marcum
W. Phillip Marcum
President and Chief Executive Officer

Dated: May 22, 2006

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